Exhibit 10.1

FIRST AMENDMENT TO SETTLEMENT AGREEMENT

This First Amendment to Settlement Agreement (the “Amendment”) is entered into as of May 6, 2022 (the “Effective Date”) by and between _________________, an individual (the “Employee”) and Nestbuilder.com Corp., a Nevada corporation (the “Company”), for the purpose of amending that certain Settlement Agreement dated February 4, 2022 (the “Settlement Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Settlement Agreement. In consideration of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to amend the Settlement Agreement, as provided by Section 15 of the Settlement Agreement, by executing this Amendment, and the parties hereto hereby enter into this Amendment, so as to agree with each other as follows:

1. Amendment to Section 7. Section 7 is hereby deleted in its entirety and replaced with the following:

“7. Termination of Agreements.

(a) Except as set forth in Section 7(b), in furtherance of the releases and other provisions of Sections 3 and 6, the Parties hereby terminate any and all agreements, arrangements, commitments or understandings relating to Employee’s employment with the Company, whether or not in writing, between or among the Parties and their affiliates, including, without limitation, the Employment Agreement and Employment Agreement Amendment. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Effective Date. Each Party shall, at the reasonable request of the other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

(b) The provisions of Section 7(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): this Agreement, the Common Stock Purchase Warrant dated August 20, 2019, the Securities Purchase Agreement dated December 10, 2020 (including the Senior Convertible Promissory Note and Common Stock Purchase Warrant issued thereunder) and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the Parties or their respective affiliates or to be continued from and after the Effective Date).”

2. Effect on Settlement Agreement. Except as amended or modified by this Amendment, the Settlement Agreement shall remain in full force and effect in accordance with its terms, and is hereby ratified and confirmed by the parties hereto.

3. Counterparts. This Amendment may be executed in one or more counterparts each of which shall for all purposes be deemed an original, and all of such counterparts, taken together, shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

“Employee”	“Company”

Nestbuilder.com Corp.,
a Nevada corporation

	By:	Alex Aliksanyan
	Its:	Chief Executive Officer